EXHIBIT 99.1

XOMA Appoints Joseph M. Limber to Its Board of Directors

BERKELEY, Calif., Dec. 13, 2012 (GLOBE NEWSWIRE) -- XOMA Corporation (Nasdaq:XOMA), a leader in the discovery and development of therapeutic antibodies, today announced that Joseph M. Limber has been appointed to its Board of Directors. Mr. Limber brings over 30 years of unparalleled biotechnology and corporate leadership experience to XOMA's Board, including from his current position as President and Chief Executive Officer of Prometheus Laboratories, a Nestlé Health Science company.

"I am pleased to welcome Joe to our Board of Directors," stated John Varian, Chief Executive Officer of XOMA. "Our team is particularly excited to work closely with Joe, as he has successfully developed markets for specialty pharmaceutical products and managed the critical transition from research organization to commercial entity. We expect to make the same transition in the coming years and Joe's insight and guidance while we prepare for a gevokizumab commercial launch will be instrumental to our future success."

Mr. Limber led a significant expansion of Prometheus Laboratories' business, both organically through internally developed products and through product acquisitions. He led negotiations to acquire exclusive U.S. commercial rights to ENTOCORT EC from AstraZeneca and Proleukin from Novartis, as well as the purchase of Lotronex from GlaxoSmithKline. Mr. Limber's leadership helped Prometheus Laboratories grow its revenues to over $500 million, representing an approximate 30% CAGR with a 30% operating margin.

Prior to joining Prometheus in 2003, Mr. Limber was a consultant and interim Chief Executive Officer of Deltagen, Inc., a provider of drug discovery tools and services to the biopharmaceutical industry. From April 1998 to December 2002, Mr. Limber was President and Chief Executive Officer of ACLARA BioSciences, Inc., a developer of assay technologies and lab-on-a-chip systems for life science research. From 1996 to 1998, he was the President and Chief Operating Officer of Praecis Pharmaceuticals, a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to Praecis, Mr. Limber served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. He also held management positions in marketing and sales with Syntex Corporation and with Ciba-Geigy Corporation. Prometheus Laboratories was acquired by Nestlé Health Science in July of 2011.  Mr. Limber has held seats on the Boards of Directors at numerous companies, including Panacos Pharmaceuticals, Molecular Insight Pharmaceuticals and CombiMatrix Corporation.

About XOMA

XOMA combines a portfolio of innovative therapeutic antibodies, both in late-stage clinical development and in preclinical research, with its recently launched commercial operations.  XOMA focuses its antibody research and development on allosteric modulation, which offers opportunities for new classes of therapeutic antibodies to treat a wide range of human diseases. XOMA is developing its lead product gevokizumab (IL-1 beta modulating antibody) with Les Laboratoires Servier (Servier) through a global Phase 3 program in non-infectious uveitis and ongoing proof-of-concept studies in other IL-1-mediated diseases. XOMA's scientific research also produced the XMet program, which consists of three classes of preclinical antibodies, including Selective Insulin Receptor Modulators (SIRMs) that could have a major effect on the treatment of diabetes. In order to retain significant value from its scientific discoveries, XOMA initiated commercial operations in January 2012 through the licensing of U.S. commercial rights to Servier's ACEON (perindopril erbumine) and a patent-protected portfolio of product candidates.

More detailed information can be found at www.xoma.com.

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Forward-Looking Statements

Certain statements contained in this press release including, but not limited to, statements related to XOMA's anticipated transition to a commercial organization upon receipt of commercial marketing approval for gevokizumab, or that otherwise relate to future periods are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Potential risks to XOMA meeting these expectations are described in more detail in XOMA's most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA's prospects. Any forward-looking statement in this press release represents XOMA's views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

CONTACT: XOMA Corporation

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